Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Aevi Genomic Medicine, Inc. Stock Incentive Plan of our report dated March 13, 2018, with respect to the consolidated financial statements of Aevi Genomic Medicine, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

July 11, 2018